Exhibit 77(q)(1)(a)(3)

                               ING INVESTORS TRUST

  AMENDMENT #15 TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

              ABOLITION OF SERIES OF SHARES OF BENEFICIAL INTEREST

      The undersigned, being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI, Sections 6.2 and Article XI, Section 11.2 and 11.4 of the Trust's Agreement and Declaration of Trust, dated February 26, 2002, as amended, hereby abolish the Fund for Life Series, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated: September 3, 2004

/s/ Paul S. Doherty                             /s/ David W.C. Putnam
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Paul S. Doherty, as Trustee                     David W.C. Putnam, as Trustee

/s/ J. Michael Earley                           /s/ Blaine E. Rieke
---------------------------------               --------------------------------
J. Michael Earley, as Trustee                   Blaine E. Rieke, as Trustee

/s/ R. Barbara Gitenstein                       /s/ John G. Turner
---------------------------------               --------------------------------
R. Barbara Gitenstein, as Trustee               John G. Turner, as Trustee

/s/ Walter H. May                               /s/ Roger B. Vincent
---------------------------------               --------------------------------
Walter H. May, as Trustee                       Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                         /s/ Richard A. Wedemeyer
---------------------------------               --------------------------------
Thomas J. McInerney, as Trustee                 Richard A. Wedemeyer, as Trustee

/s/ Jock Patton
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Jock Patton, as Trustee